SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.        )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement	☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2)

☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Under Rule 14a-12

NETEGRITY, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     ☒ No fee required.

     ☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

     ☐ Fee paid previously with preliminary materials:

     ☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

     This filing consists of a letter sent to Netegrity employees on November 19, 2004.

To: Team Netegrity

From: Mary Murphy

Re: Stock Option Exercising

Date: November 19, 2004

In anticipation of a possible closing of the merger as early as November 23, 2004, we want you to know that if you plan to exercise your options prior to the closing, we suggest that you exercise by the end of day today, Friday, November 19, 2004. I would also like to inform you that it is very likely that you will be blacked out from exercising you new CA options for a short period of time after the closing due to the systems conversion process. CA estimates that it may take about 7 business days after closing to complete the process; however we will let you know if the process is completed ahead of schedule.

If you have any questions please feel free to contact me, and you may also want to refer to the Stock Option 101 presentation on the KM at https://knowledgeminder.netegrity.com/sites/Integration/Working%20Documents/Stoc k%20Options%20101.ppt

Regards, Mary

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Netegrity by Computer Associates. In connection with the proposed merger, Netegrity filed a definitive proxy statement with the SEC on October 26, 2004, and Computer Associates and Netegrity will each be filing other documents regarding the proposed transaction with the SEC. Before making any voting or investment decision, Netegrity’s stockholders and investors are urged to read the definitive proxy statement, as well as any other relevant documents carefully in their entirety because they will contain important information about the proposed transaction. The definitive proxy statement on file with the SEC and other relevant material (when they become available), and any other documents filed by Computer Associates or Netegrity with the SEC will be available free of charge at the SEC’s Web site, www.sec.gov. Stockholders in Netegrity can obtain the definitive proxy statement and other documents free of charge by directing their requests to Netegrity, Inc., 201 Jones Road, Waltham, Massachusetts 02451, Attention: Corporate Secretary, (781) 890-1700 or by contacting Georgeson Shareholder Communications Inc., Netegrity’s proxy solicitor, toll-free at (888) 350-3512.

Participants in Solicitation

Computer Associates and its directors and executive officers, and Netegrity and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from the holders of Netegrity common stock in respect of the proposed transaction. Information about the directors and executive officers of Computer Associates is set forth in the proxy statement for Computer Associates’ 2004 Annual Meeting of Stockholders, which was filed with the SEC on July 29, 2004. Information about the directors and executive officers of Netegrity is set forth in the proxy statement for Netegrity’s 2004 Annual Meeting of Stockholders, which was filed with the SEC on March 31, 2004. Additional information regarding the interests of potential participants is included in the definitive proxy statement on file with the SEC and other relevant documents filed with the SEC when they become available.

Safe Harbor for Forward-Looking Statements

Statements in this document regarding the proposed transaction between Computer Associates and Netegrity, the expected timetable for completing the transaction, future financial and operating results, benefits and synergies of the transaction, future opportunities for the combined company and any other statements about Computer Associates or Netegrity managements’ future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” estimates and similar expressions) should also be considered to be forward-looking statements. A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the ability to consummate the transaction, the ability of Computer Associates to successfully integrate Netegrity’s operations and employees; the ability to realize anticipated synergies and cost savings; the emergence of new competitive initiatives resulting from rapid technological advances or changes in pricing in the market; market acceptance of new products and services and continued acceptance of existing products and services; risks associated with the entry into new markets; business conditions in the distributed systems and mainframe software and hardware markets; uncertainty and volatility associated with Internet and eBusiness-related activities; and the other factors described in Computer Associates’ Annual Report on Form 10-K for the year ended March 31, 2004 and its most recent quarterly report filed with the SEC and in Netegrity’s Annual Report on Form 10-K for the year ended December 31, 2003 and its most recent quarterly report filed with the SEC. Computer Associates and Netegrity disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this document.